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                                  UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                                      1934
   Date of Report (Date of earliest event report): July 13, 2000


                 Commission File Number 001-15469

                    THERMOVIEW INDUSTRIES, INC.
      (Exact name of Registrant as specified in its charter)

            DELAWARE                           61-1325129
  (State or other jurisdiction              (I.R.S. Employer
of incorporation or organization)        Identification Number)


         1101 Herr Lane                           40222
      Louisville, Kentucky                     (Zip Code)
(Address of principal executive offices)

                           502-412-5600
       (Registrant's telephone number, including area code)



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Item 5. Other Events

The Registrant announced a reorganization of corporate management and a recent resignation of a director. The Board of Directors of the Registrant on July 13, 2000 appointed Rodney H. Thomas, director of the Registrant and Vice-President of Thomas Construction Company, a wholly owned subsidiary of the Registrant, as the Chief Executive Officer of the Registrant. The Board of Directors of the Registrant on July 13, 2000 appointed Charles L. Smith, former director of the Registrant and Vice-President of Primax Window Co., a wholly owned subsidiary of the Registrant, as President and Chief Operating Officer of the Registrant and its wholly owned subsidiaries. Stephen A. Hoffmann remains as Chairman of the Board of Directors of the Registrant.

The Registrant also announced the resignation of Nelson E. Clemmens as a director and President of the Registrant and its wholly owned subsidiaries effective July 13, 2000 to pursue other business interests.
The Board of Directors of the Registrant on July 13, 2000 accepted the resignation of Robert C. Pearson as a director in accordance with his letter of resignation dated July 6, 2000, citing a disagreement with management as to solutions for liquidity problems of the Registrant.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                               ThermoView Industries, Inc.



Date:  July 21, 2000           By:  /s/ Stephen A. Hoffmann
                                  -------------------------
                                    Stephen A. Hoffmann,
                                    Chairman   of  the   Board   of
                               Directors
                                    (principal executive officer)